                               CONSENT AGREEMENT


                  CONSENT AGREEMENT, dated May 17, 1996, by and among The Huff Alternative Income Fund, L.P., a Delaware limited partnership (the "Fund"), Multi-Market Radio, Inc., a Delaware corporation ("MMR") and SFX Broadcasting, Inc., a Delaware corporation ("SFX").

                  WHEREAS, the Fund and MMR are parties to a Securities Purchase Agreement, dated as of March 27, 1995 (as amended, the "Securities Purchase Agreement"), pursuant to which MMR issued and sold to the Fund (i) a Senior Subordinated Debenture due 2001, in the Face principal amount of $ 18,431,440 (the "Debenture"), (ii) a Common Stock Purchase Warrant dated March 27, 1995, exercisable for 595,000 shares of MMR's Class A Common Stock (the "First MMR Warrant"), (iii) 1,250 shares of MMR's Senior Cumulative Preferred Stock, par value $.01 per share (the "MMR Preferred Stock") and (iv) a Common Stock Purchase Warrant dated September 26, 1995, exercisable for 133,201.54 shares of MMR's Class A Common Stock (the "Second MMR Warrant" and, together with the First MMR Warrant, herein sometimes referred to collectively as the "Old MMR Warrants" and individually as the "Old MMR Warrant");

                  WHEREAS, the Fund and MMR are also party to a Registration Rights Agreement dated as of March 27, 1995 (the "MMR Registration Rights Agreement"), pursuant to which the Fund has been granted certain registration rights with respect to the shares of Class A Common Stock of MMR issued or issuable upon exercise of the Old MMR Warrants;

                  WHEREAS, SFX, SFX Merger Company, a Delaware corporation and a direct wholly-owned subsidiary of SFX ("Acquisition Sub"), and MMR have entered into an Amended and Restated Agreement and Plan of Merger dated as of April 15, 1996, as amended as of May 6, 1996, each as attached as Exhibit A hereto (the "Merger Agreement"), pursuant to which Acquisition Sub, upon the terms and subject to the conditions of the Merger Agreement, intends to merge with and into MMR (the "Merger");

                  WHEREAS, pursuant to a letter dated April 15, 1996, addressed to the Fund from MMR (the "Consent Letter") and annexed hereto as Exhibit B, MMR and the Fund agreed in principal, inter alia, that at or immediately prior to the Effective Time (as defined in the Merger Agreement), and as a condition to the consummation of the Merger, MMR shall (i) repay and redeem in full, in cash, the Debenture and the MMR Preferred Stock for an aggregate purchase price of $21,000,000, plus accrued and unpaid interest and dividends to the date of repayment and redemption, respectively, and (ii) as a fee to the Fund for the Fund entering into this Consent Agreement, issue to the Fund the warrants specified in the Consent Letter (the "New MMR Warrants");

                  WHEREAS, pursuant to the Consent Letter, the Fund consented under the Securities Purchase Agreement solely to the execution by MMR of the Merger Agreement, but reserved all of its rights with respect thereto, and the Securities Purchase Agreement prohibits MMR from consummating the Merger without the consent of the Fund;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Fund, SFX and MMR hereby agree as follows:

                  1. Repurchase of Debenture and MMR Preferred Stock. MMR agrees that at or immediately prior to the Effective Time it shall repay and redeem in full, in cash, the Debenture and the MMR Preferred Stock for an aggregate purchase price of $21,000,000, plus accrued and unpaid interest and dividends to the date of repayment and redemption, respectively (the "Purchase Price"), and the Fund agrees to the cancellation of the Debenture and the MMR Preferred Stock at that time upon payment of the Purchase Price.

                  2. Exchange of Old MMR Warrants. SFX agrees that at the Effective Time it shall issue to the Fund a Common Stock Purchase Warrant, dated the Effective Date, and exercisable for such number of shares of Class A Common Stock, par value $.01 per share, of SFX ("SFX Class A Common Stock"), as required under Section 2.05 of the Merger Agreement and Section 6 of the Old MMR Warrants (rounded up to the nearest whole number of shares), in the form of Exhibit C annexed hereto, in exchange for the Old MMR Warrants (the "SFX Exchange Warrant"). The exercise price per share of SFX Class A Common Stock of each SFX Exchange Warrant shall be the quotient of the exercise price of the Old MMR Warrant for each share of MMR Class A Common Stock divided by the Exchange Ratio.

                  3. Issuance of New SFX Warrants. As a fee for the consent given in Section 3 hereof, SFX agrees that at or immediately prior to the Effective Time it shall issue to the Fund Common Stock Purchase Warrants, dated the Effective Date, and exercisable, in the aggregate, for such number of shares of SFX Class A Common Stock (rounded up to the nearest whole number of shares) equal to the product of 175,000 multiplied by the Exchange Ratio (as defined in the Merger Agreement), in the form of Exhibits D-1, D-2, D-3 and D-4 annexed hereto (the "New SFX Warrants"). The New SFX Warrants shall be issued in lieu of the New MMR Warrants. The exercise price per share of SFX Class A Common Stock of each New SFX Warrant shall be the quotient of the exercise price of the related New MMR Warrant for each share of MMR Class A Common Stock divided by the Exchange Ratio.

                  4. Registration Rights Agreement. Concurrently with entering into this Consent Agreement, SFX has executed and delivered to the Fund a Registration Rights Agreement with the Fund, dated as of the date hereof, in the form of Exhibit E annexed hereto (the "SFX Registration Rights Agreement"). Upon the consummation of the Merger and the delivery of the SFX Exchange Warrant and the New SFX Warrants, the SFX Registration Rights Agreement shall become effective and shall supersede the MMR Registration Rights Agreement in its entirety.

                  5. Incorporation of Provisions under the Securities Purchase Agreement. (a) Each of the covenants contained in Sections 8.1, 8.2, 8.3, 8.4, 8.5(a) and 8.6 of the Securities Purchase Agreement (as in effect on the date of this Consent Agreement, without regard to any amendment, modification or waiver of such provisions), together with all related definitions and ancillary provisions, are hereby incorporated into this Consent Agreement as fully as if set forth
                                     - 2 -
herein in their entirety; provided that: (i) references to the "Company" shall mean and be a reference to SFX as defined herein; (ii) references to "Securities" shall mean and be a reference to the SFX Exchange Warrant and the New SFX Warrants (collectively, the "SFX Warrants"); (iii) references to "Warrant" shall mean and be a reference to the SFX Warrants as defined herein; and (iv) references to "Warrant Stock" shall mean and be a reference to the Warrant Stock as defined in the SFX Warrants. Section 10 of the Securities Purchase Agreement shall continue to be applicable to the SFX Exchange Warrant (on terms determined in accordance with such Agreement applying the Exchange Ratio thereto) but not to the New SFX Warrants. Except as set forth in this Consent Agreement, none of the other provisions of the Securities Purchase Agreement shall survive or be of any force or effect after the Effective Time and the satisfaction of the conditions set forth in Section 9 hereof.

                  (b) The representation and warranty contained in Section 4.03 of the Merger Agreement (as in effect on the date of this Consent Agreement, without regard to any amendment, modification or waiver thereof), together with all related definitions and ancillary provisions, is hereby incorporated into this Consent Agreement as fully as if set forth herein in its entirety.

                  (c) This Section 5 shall become effective at the Effective Time and upon the satisfaction of the conditions precedent set forth in Section 9 hereof.

                  6. Board Deliberations. The parties hereto acknowledge that Mr. Kenneth Harmonay abstained from the voting of the Board of Directors of MMR in connection with the Merger.

                  7. Directors' and Officers' Liability Insurance; Indemnification of Directors. (a) MMR has obtained the removal of the exclusion contained in its directors' and officers' liability insurance relating to transactions with affiliates (including, without limitation, the Merger and the other transactions contemplated by the Merger Agreement and this Consent Agreement).

                  (b) SFX shall, without limiting the terms of the Merger Agreement, (i) indemnify, defend and hold harmless each person who is, or has been at or prior to the Effective Time, a director or officer of MMR from and against any loss or claim to the same extent as such persons are presently indemnified by MMR and (ii) maintain a directors' and officers' liability and corporate indemnification insurance policy covering such loss or claim for a period of six (6) years after the Effective Time.

                  8. Consent to Consummation of the Merger. Upon the satisfaction in full of the conditions precedent set forth in Section 9 hereof by April 30, 1997, the Fund will consent to the consummation of the Merger and the nonassumption of the Securities Purchase Agreement pursuant to Section 6 of the Old MMR Warrants. In the event that the conditions precedent set forth in
Section 9 hereof shall not be satisfied on or before such date (or December 31, 1997, it extended as provided herein) then this Consent shall be null and void and the Securities Purchase Agreement, the Transaction Documents and the Related Agreements (as such terms are defined in the Securities Purchase Agreement) shall continue in full force and effect; provided. however, that if on or before April 30, 1997, the Fund receives the Purchase Price by wire transfer in immediately available funds and the fully executed New MMR Warrants having such terms as are set forth in the Consent Letter and otherwise in the form of the New SFX Warrants (included, respectively, as Exhibits D-1, D-2, D-3 and D-4 annexed hereto), which receipt shall be considered irrevocable, such date shall be extended to December 31, 1997. Holders of the New MMR Warrants shall be entitled to the same registration and other rights as the holders of the Old MMR Warrants as provided, among other instruments, therein and in the Securities Purchase Agreement.

                  9. Conditions to Effectiveness. The effectiveness of Section 8 of this Consent Agreement shall be subject to the following:

                  (a) Payment by MMR to the Fund of the Purchase Price by wire transfer in immediately available funds.

                  (b) The execution and delivery to the Fund by SFX of the SFX Warrants and the SFX Registration Rights Agreement, each duly executed by SFX.

                  (c) The Fund shall have received true, complete and correct copies of the Merger Documents.

                  (d) The Fund shall have received evidence satisfactory to it of the removal by MMR of the exclusion contained in its directors' and officers' liability insurance relating to transactions with affiliates (including, without limitation, the Merger).

                  (e) The provisions of Sections 2.01, 2.02, 2.05, 6.01, 6.06,
7.01(a), 7.01(d), 7.01(e), 7.01(f), 7.02(a), 7.03(a) and 7.03(c) of the Merger
Agreement shall not have been amended, modified, deleted or waived directly or indirectly by any other modification to the Merger Agreement or any other instrument (a "Modification") in a manner that would be adverse, financially or otherwise, to the MMR stockholders, to the Fund or to its current or former designee to the MMR Board of Directors. The other provisions of the Merger Agreement shall not otherwise have been subject to a Modification that would be materially adverse, financially or otherwise, to any of such persons.

                  (f) Schulte Roth & Zabel, the Fund's special counsel, shall have received promptly after having been invoiced therefor payment in full for all reasonable legal fees charged, and all costs and expenses incurred by such counsel through the Effective Date in connection with the transactions involving SFX or MMR, including, without limitation, the preparation and negotiation of this Consent Agreement and related instruments and the preparation and filing of any Schedule 13D under the Securities Exchange Act of 1934, as amended.

                  (g) The Fund shall have received evidence reasonably satisfactory to it that (i) the conditions set forth in Sections 7.01(a), 7.01(d), 7.01(e), 7.01(f), 7.02(a), 7.03(a), and 7.03(c)
of the Merger Agreement have been fully satisfied and (ii) the Independent Committee of MMR has approved the Merger and recommended that the Merger Agreement be approved by MMR's stockholders, and such recommendation has not been withdrawn or modified.

                  (h) The Fund shall have received a copy of the written fairness opinion from Oppenheimer & Co., Inc. dated as of the date of the Proxy Statement (as such term is defined in the Merger Agreement).

                  10. Subsequent Holders of SFX Warrants. Whether or not any express assignment has been made in this Consent Agreement, the provisions of this Consent Agreement that are for the benefit of the Fund as the holder of any SFX Warrants are also for the benefit of, and enforceable by, all subsequent holders of any SFX Warrants.

                  11. Registration, Transfer and Exchange of SFX Warrants. SFX shall keep at its principal offices a register in which shall be entered the names and addresses of the holders of SFX Warrants and particulars of the respective SFX Warrants held by each such holder and of all transfers of such SFX Warrants. The holder of any of the SFX Warrants may at any time and from time to time prior to exercise or redemption thereof surrender any SFX Warrant held by it for exchange or (subject to compliance with Section 13 hereof) transfer at such offices of SFX. On surrender for exchange or transfer of the SFX Warrants, properly endorsed to SFX, SFX at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of identical tenor, in the name of such holder or, upon payment by such holder of any applicable transfer taxes, as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of SFX Class A Common Stock called for on the face or faces of the SFX Warrants so surrendered.

                  12. Replacement of SFX Warrants. Upon receipt of a certificate of the loss, theft, destruction of mutilation of any SFX Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as SFX may determine (or, in the case of any SFX Warrant held by the Fund or another institutional holder of an unsecured indemnity agreement from the Fund or such other holder reasonably satisfactory to SFX) or other assurance, or, in the case of any such mutilation, upon the surrender of such mutilated SFX Warrant for cancellation to SFX at its principal offices, SFX, at its own expense, will execute and deliver, in lieu thereof, a new warrant of identical tenor.

                  13. Restrictions on Transfer. (a) The SFX Warrants and all warrants issued in exchange therefor or upon conversion or exercise thereof (the "Restricted Securities"), shall be transferable only upon satisfaction of the conditions set forth in this Section 13.

                  (b) Prior to any transfer of any Restricted Securities, the holder thereof shall be required to give written notice to SFX describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the "Transfer Notice"), accompanied by the written agreement of the proposed transferee to be bound by all of the provisions hereof applicable to holders of such Restricted Securities hereunder. SFX may, if it is reasonable to do so under the circumstances considering the identity of the proposed transferee and the method of transfer, request an opinion of counsel from the Fund or such transferee to the effect that such transfer may be made without registration of such Restricted Securities under the Securities Act of 1933, as amended (the "Securities Act").

                  (c) Except as otherwise permitted by this Section 13, each SFX Warrant shall bear the following legend:

                  THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SECTION 13 OF THE CONSENT AGREEMENT, DATED AS OF MAY 17, 1996, BY AND AMONG MULTI-MARKET RADIO, INC., THE HUFF ALTERNATIVE INCOME FUND, L.P. AND SFX BROADCASTING, INC., A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF SFX BROADCASTING, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST.

                  EXERCISE OF THIS WARRANT MAY BE SUBJECT TO THE
                  RESTRICTIONS IMPOSED BY THE COMMUNICATIONS
                  ACT OF 1934, AS AMENDED.

                  (d) The restrictions imposed by this Section 13 upon the transferability of Restricted Securities shall terminate as to any particular Restricted Securities when such Restricted Securities shall have been sold pursuant to an effective registration statement under the Securities Act or sold pursuant to Rule 144 or Rule 144A under the Securities Act. Whenever any of such restrictions shall terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from SFX, at SFX's expense, new warrants without such legends.

                  14. Right to Call SFX Warrants; Call Closing. (a) At any time after the Effective Date, SFX may, on one occasion, by notice to the Fund (the "Call Notice"), elect to purchase from the Fund (and the Fund hereby agrees to sell to SFX) each SFX Warrant as is then outstanding on a date specified in such notice not fewer than 30 nor more than 90 days after the date of the Call Notice out of the funds legally available therefor, at an aggregate price equal to the product of (x) the "New Call Price Per Share" (as defined below) which is applicable to such SFX Warrant and (y) the number of shares of Warrant Stock for which such SFX Warrant is then exercisable (the "New Call Price"). Notwithstanding the foregoing, in the event of exercise of the SFX Warrants, the provision of Section 3(a) of the SFX Warrants shall supersede the foregoing to the extent inconsistent. The closing of the purchase of the SFX Warrants shall take place at the offices of SFX at 10:00 a.m. local time on the date so specified, or at such other time and place as SFX and the Fund may agree. At such closing, the Fund will deliver to SFX the SFX Warrants to be repurchased by SFX (properly endorsed or accompanied by assignments with signature(s) guaranteed or similar appropriate documentation of authority to transfer), and SFX shall pay to the Fund the New Call Price in immediately available funds by wire transfer, at the Fund's direction. The "New Call Price Per Share" with respect to each SFX Warrant per share of SFX Class A Common Stock shall be the product of (i) the fraction the numerator of which is the Call Price per share under Section 10.1 of the Securities Purchase Agreement in effect at the Effective Time and the denominator of which is the exercise price of the Old MMR Warrant per share of MMR Class A Common Stock in effect at the Effective Time multiplied by (ii) the exercise price of such SFX Warrant per share of SFX Class A Common Stock at the Effective Time. By way of example, the Old MMR Warrants having an exercise price of $7.75 per share of MMR Class A Common Stock would be converted, assuming an Exchange Ratio of
 .3593, into SFX Exchange Warrants with an exercise price per share of $21.57. The Call Price Per Share for such Warrant would be, assuming a $30 Call Price under Section 10.1 of the Securities Purchase Agreement, $21.57 multiplied by $30/$7.75 or $83.49. Assuming the same facts with respect to a New MMR Warrant with an exercise price of $11.75 per share, such Warrant would be converted into a New SFX Warrant with an exercise price of $32.70 per share and have a Call Price Per Share of $126.58.

                  (b) In case, through a split, recapitalization or otherwise,
(i) at any time the outstanding shares of Common Stock of SFX shall be subdivided into a greater number of shares, the New Call Price in effect immediately prior to such subdivision shall be proportionately reduced, and
(ii) conversely, at any time the outstanding shares of Common Stock of SFX shall be combined into a smaller number of shares, the New Call Price in effect immediately prior to such combination shall be proportionately increased.

                  (c) In the event that any portion of the New Call Price is not payable as a result of any insufficiency of legally available funds or otherwise, the Fund may elect (i) to accept the portion of the New Call Price that is so payable and retain all of its rights hereunder and under and in connection with the SFX Warrants and Warrant Stock, including, without limitation, under the SFX Registration Rights Agreement, as to that number of shares of Warrant Stock or portion of the SFX Warrants exercisable for that number of shares as such unpaid portion of the New Call Price and interest thereon, determined as set forth below, shall be paid to the Fund in full or
(ii) to reject payment of any portion of the New Call Price (other than the full amount thereof), in which case SFX's Call Notice shall be deemed revoked and the Fund shall retain the Warrants and not be required to sell the SFX Warrants to the Company pursuant to Section 14(a).

                  15. Indemnification under Securities Purchase Agreement. Notwithstanding anything to the contrary contained herein, the provisions of
Section 17 of the Securities Purchase

Agreement shall remain in full force and effect and SFX hereby expressly assumes MMR's obligations thereunder.

                  16. Expense Reimbursement and Indemnification by SFX and MMR.
(a) Whether or not the transactions contemplated by this Consent Agreement and the Merger Documents shall be consummated, MMR hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Fund in connection with such transactions hereunder and thereunder and in connection with any amendments or waivers (whether or not the same become effective) hereof or thereof and all reasonable out-of-pocket expenses incurred by the Fund in connection with the enforcement of any rights hereunder, including without
Limitation: (i) the cost and expenses of preparing and duplicating this Consent Agreement, the Merger Documents and the SFX Warrants; (ii) the reasonable fees, expenses and disbursements of Schulte Roth & Zabel, the Fund's special counsel, in connection with the transactions contemplated by this Consent Agreement or any Merger Document; and (iii) all taxes (other than taxes determined with respect to income), including any filing fees and documentary stamp and similar taxes at any time payable in respect of this Consent Agreement, any Merger Document or the issuance of any of the SFX Warrants.

                  (b) SFX and MMR hereby agree, jointly and severally, to indemnify, defend, exonerate and hold the Fund and each of its affiliates or partners, and their respective members, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnitees") harmless from and against any and all actions, causes of action, suits, losses, liabilities, obligations, damages, deficiencies, demands, claims, judgments, taxes, assessments, settlement costs, court costs and other costs and expenses, including, without limitation, interest, penalties, fines, costs of investigation, discovery, case preparation, reasonable attorneys' and paralegal fees and disbursements (collectively, "Losses"), incurred in any capacity by any of the Indemnitees based upon, or arising out of, as a result of or relating to the execution, delivery or performance of this Consent Agreement or enforcement by any of the Indemnitees hereof (including, without limitation, any failure by SFX or MMR to comply with any of its covenants hereunder or the breach by it of any representations or warranties hereunder), the Merger Documents or any instrument contemplated hereby or thereby, except for any such Losses arising primarily from such Indemnitee's gross negligence or willful misconduct.

                  (c) The obligations of SFX and MMR under this Section 16 shall survive exercise or transfer of the SFX Warrants and the termination of this Consent Agreement for any reason.

                  17. Notices. Any notice or other communication required or permitted hereunder shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below and if either (a) actually delivered or telecopied to said address, (b) in the case of overnight delivery of a notice, the next business day after properly posted with postage prepaid, or (c) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                                    If to the Fund, then to The Huff
                  Alternative Income Fund, L.P., 67 Park Place, Ninth Floor, Morristown, New Jersey 07960, Attention: General Partner, Telecopy No.: (201) 984-5818, or at such other address as the Fund shall have specified by notice actually received by the addressor.

                                    If to MMR, then to Multi-Market Radio,
                  Inc., One Monarch Place, Suite 220, Springfield, Massachusetts 01144, Attention: Michael A. Ferrel, Telecopy
                  No.: (413) 732-7851, or at such other address as MMR shall have specified by notice actually received by the addressor.

                                    If to SFX, then to SFX Broadcasting, Inc.,
                  150 East 58th Street, 19th Floor, New York, New York 10155,
                  Attention: Robert F.X. Sillerman, Telecopy No.: (212) 753-3188 or at such other address as SFX shall have specified by notice actually received by the addressor.

                                    If to any other holder of SFX Warrants, to
                  it at its address set forth on the books and records of SFX.

                  18. Successors and Assigns. This Consent Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, subsequent holders of SFX Warrants agreeing to be bound by all of the terms and conditions of this Consent Agreement.


                  19. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and the delivery of the SFX Warrants.

                  20. Counterparts. This Consent Agreement and any amendments, waivers, consents or supplements may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, this Consent Agreement shall become effective upon the execution of a counterpart by each of the parties hereto.

                  21. Headings. Section and subsection headings in this Consent Agreement are included herein for convenience of reference only and shall not constitute a part of this Consent Agreement for any other purpose or be given any substantive effect.

                  22. Governing Law. This Consent Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  23. Consent to Jurisdiction: Waiver of Jury Trial. (a) Any action, suit or proceeding arising out of or relating to this Consent Agreement or the transactions contemplated hereby may be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Consent Agreement or the subject matter hereof may not be enforced in or by such court. The parties irrevocably submit to the exclusive jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 22.

                  (b) Each of the parties hereto hereby irrevocably waives trial by jury in any action, suit, proceeding or counterclaim, whether at law or equity, brought by either of them in connection with this Consent Agreement or the transactions contemplated hereby.

                  24. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Consent Agreement shall not affect or impair the validity, legality and enforceability of the remaining provisions or obligations under this Consent Agreement or of such provision or obligation in any other jurisdiction.

                  25. Entire Agreement. This Consent Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, other than the provisions of any documents specifically referred to herein. This Consent Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Consent Agreement as of the date first written above.

                                 THE HUFF ALTERNATIVE INCOME
                                 FUND, L.P.

                                 By: WHR Partners, L.L.C.,
                                 General Manager

                                 By: /s/ William R. Huff
                                    ---------------------------------
                                      Name:  William R. Huff
                                      Title: President of General Manager

                                 MULTI-MARKET RADIO, INC.

                                  By: /s/ Michael G. Ferrel
                                     ---------------------------------
                                       Name:  Michael G. Ferrel
                                       Title: President

                                  SFX BROADCASTING, INC.


                                  By: /s/ Howard J. Tytel
                                     ---------------------------------
                                       Name:  Howard J. Tytel
                                       Title: Executive Vice President

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